Exhibit 99.1

Entercom Communications Corp.

Reports First Quarter Results

(Bala Cynwyd, Pa. May 4, 2015) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended March 31, 2015.

First Quarter Highlights

•	Net revenues for the quarter were flat at $78.4 million

•	Station expenses increased 2% to $59.2 million

•	Station operating income decreased 6% to $19.2 million

•	Adjusted EBITDA decreased 8% to $13.9 million

•	Adjusted net income per share decreased to $0.04

•	Free cash flow decreased to $3.4 million

David J. Field, President and Chief Executive Officer, stated: “Entercom’s first quarter revenues were up slightly over the prior year as significant market share gains were offset by sluggish advertising conditions. We are very much looking forward to completing our acquisition of Lincoln Financial Media and adding its terrific new markets and brands to our lineup. In the meantime, we are complying with the Department of Justice’s review of this transaction which would provide us with a second-place position with a 32% pro-forma share of the Denver radio market.”

Additional Information

In December, the Company announced the acquisition of Lincoln Financial Media from Lincoln Financial Group. On February 17, the Company received a second request from the Department of Justice for information relating to this transaction and the Company to which the Company is currently responding. The Company incurred approximately $1.7 million in expenses related to the transaction in the quarter.

The Company reduced its outstanding debt by $15.7 million (net of cash) during the quarter. As of March 31, 2015 the Company had $479.3 million of senior debt and senior notes and $46.6 million in cash.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Monday, May 4, 2015 at 10:00 AM Eastern Time. Investors will have the opportunity to submit questions to the

Exhibit 99.1 - Page 1

Company regarding the first quarter earnings release by emailing their inquiries to questions@entercom.com. Questions should be sent at least 10 minutes prior to the call. The Company will only discuss inquiries made by email prior to the conference call. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom). A replay of the conference call will be available and can be accessed either by dialing 800-856-2254 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

About Entercom

Entercom Communications Corp. (NYSE: ETM), is the fourth-largest radio broadcasting company in the United States, with a portfolio that, including the announced acquisition of Lincoln Financial Media, boasts over 125 highly-rated radio stations in 26 top markets across the country. Known for developing unique and highly successful locally programmed stations, Entercom’s brands reach and engage close to 40 million people each week, delivering a curated mix of outstanding local personalities and a broad range of compelling music, news, talk and sports content.

Founded in 1968, Philadelphia-based Entercom also operates hundreds of events each year attracting millions of attendees, and provides customers with a broad range of digital marketing solutions through its SmartReach Digital products.

More information is available at www.Entercom.com, Facebook, and Twitter (@entercom).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station operating income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss), adjusted to exclude: income taxes (benefit); total other expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Exhibit 99.1 - Page 2

Free cash flow consists of operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs; and (ii) less net interest expense (excluding amortization of deferred financing costs), taxes paid and capital expenditures.

Adjusted net income consists of net income (loss) adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 42% without discrete items of tax.

Adjusted net income per share includes any dilutive equivalent shares when not anti-dilutive.

Same station is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period (excluding non-cash compensation expense). Any acquisition or disposition of radio stations not deemed to be material by management is ignored for the purpose of computing this data. There were no material acquisitions during the periods presented in the tables below.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, same station expenses, same station operating income, adjusted EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and gain/loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP

Exhibit 99.1 - Page 3

measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647

Exhibit 99.1 - Page 4

First Quarter 2015

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
STATEMENTS OF OPERATIONS

Net Revenues	$78,420	$78,235

Station Expenses	59,190	57,826
Station Expense - Non-Cash Compensation	177	135
Corporate Expenses	5,345	5,343
Corporate Expenses - Non-Cash Compensation	934	1,073
Depreciation And Amortization	1,955	1,974
Merger And Acquisition Costs	1,723	—
Net Gain On Sale Or Disposition of Assets	(157)	(40)

Total Operating Expenses	69,167	66,311

Operating Income	9,253	11,924

Other Expense (Income) Items:
Net Interest Expense	9,279	9,903
Other Income	—	(55)

Total Other Expense	9,279	9,848

Income (Loss) Before Income Taxes	(26)	2,076
Income Taxes	67	713

Net Income (Loss)	$(93)	$1,363

Net Income Per Share (Loss) - Basic & Diluted	$(0.00)	$0.04

Weighted Common Shares Outstanding - Basic	38,026	37,660

Weighted Common Shares Outstanding - Diluted	38,026	38,501

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$1,994	$1,633
Income Taxes Paid	$16	$1
Cash Interest	$2,861	$3,070

	March 31,
	2015	2014
SELECTED BALANCE SHEET DATA

Cash and Cash Equivalents	$46,580	$5,930
Total Assets	$930,891	$895,817
Current Portion Of Senior Debt	$31,260	$10,724
Senior Debt (including Current Debt)	$261,250	$275,000
Senior Notes	$218,011	$217,697
Total Shareholders’ Equity	$328,732	$300,100

Exhibit 99.1 - Page 5

OTHER FINANCIAL DATA

	Three Months Ended
	March 31,
	2015	2014
Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$59,367	$57,961
Station Expenses - Non-Cash Compensation	(177)	(135)

Station Expenses	$59,190	$57,826

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$6,279	$6,416
Corporate Expenses - Non-Cash Compensation	(934)	(1,073)

Corporate Expenses	$5,345	$5,343

Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$9,253	$11,924
Corporate Expenses	5,345	5,343
Corporate Expenses - Non-Cash Compensation	934	1,073
Station Expenses - Non-Cash Compensation	177	135
Depreciation And Amortization	1,955	1,974
Merger And Acquisition Costs	1,723	—
Net Gain On Sale Or Disposition of Assets	(157)	(40)

Station Operating Income	$19,230	$20,409

Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA
Net Income (Loss)	$(93)	$1,363
Income Taxes	67	713
Total Other Expense	9,279	9,848
Corporate Expenses - Non-Cash Compensation	934	1,073
Station Expenses - Non-Cash Compensation	177	135
Depreciation And Amortization	1,955	1,974
Merger And Acquisition Costs	1,723	—
Net Gain On Sale Or Disposition of Assets	(157)	(40)

Adjusted EBITDA	$13,885	$15,066

	Three Months Ended
	March 31,
	2015	2014
Reconciliation Of GAAP Net Income (Loss) To Free Cash Flow
Net Income (Loss)	$(93)	$1,363
Depreciation And Amortization	1,955	1,974
Deferred Financing Costs Included In Interest Expense	707	1,087
Amortization Of Original Issue Discount Included In Interest Expense	82	73
Non-Cash Compensation Expense	1,111	1,208
Merger And Acquisition Costs	1,723	—
Net Gain On Sale Or Disposition of Assets	(157)	(40)
Other Income	—	(55)
Income Taxes	67	713
Capital Expenditures	(1,994)	(1,633)
Income Taxes Paid	(16)	(1)

Free Cash Flow	$3,385	$4,689

Exhibit 99.1 - Page 6

Reconciliation Of GAAP Operating Income To Free Cash Flow:
Operating Income	$9,253	$11,924
Depreciation and Amortization	1,955	1,974
Non-Cash Compensation Expense	1,111	1,208
Interest Expense, Net of Interest Income, Deferred Financing Costs & OID	(8,490)	(8,743)
Capital Expenditures	(1,994)	(1,633)
Merger And Acquisition Costs	1,723	—
Net Gain On Sale Or Disposition of Assets	(157)	(40)
Income Taxes Paid	(16)	(1)

Free Cash Flow	$3,385	$4,689

Reconciliation Of GAAP Net Income (Loss) To Adjusted Net Income
Net Income (Loss)	$(93)	$1,363
Income Taxes	67	713
Merger And Acquisition Costs	1,723	—
Net Gain On Sale Or Disposition of Assets	(157)	(40)
Other Income	—	(55)
Non-Cash Compensation Expense	1,111	1,208

Adjusted Income Before Income Taxes	2,651	3,189
Income Taxes	1,113	1,339

Adjusted Net Income	$1,538	$1,850

Weighted Average Diluted Shares Outstanding
Weighted Average Diluted Shares Outstanding - As Reported	38,026	38,501
Shares Considered Anti-Dilutive When Reporting A Net Loss	935	—

Weighted Average Diluted Shares Outstanding - Diluted	38,961	38,501

Adjusted Net Income Per Share - Diluted	$0.04	$0.05

Exhibit 99.1 - Page 7